Exhibit 99.1
FOR IMMEDIATE RELEASE
TEAMSTAFF REPORTS SECOND QUARTER RESULTS
•	Quarterly revenues increase 6% over comparable quarter of prior year
•	Gross profit increased over 50% measured against comparable quarter of prior year
•	Company maintains tight expense control, loss from operations improved by 89% over comparable quarter of prior year
•	Company improves liquidity during the quarter with additional debt and equity
•	Subsequent to quarter’s end, Company receives major $140 million award from Department of Veterans Affairs
•	Management to conduct webcast conference call today, May 17, 2011 at 11.30 a.m. ET
Somerset, New Jersey — May 17, 2011 — TeamStaff, Inc. (Nasdaq: TSTF), a leading logistics and healthcare services provider to the Federal Government, primarily within the Departments of Defense and Veterans Affairs announced today the financial results for its second quarter ended March 31, 2011.
Table 1 — Financial Highlights

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
($ in thousands, except per share amounts)	2011	2010	2011	2010
Operating revenues	$10,444	$9,795	$21,019	$20,588
Gross Profit	$1,508	$969	$2,826	$2,331
Gross Profit Percentage	14.4%	9.9%	13.4%	11.3%
Loss from operations	(81)	(890)	(356)	(1,521)
Loss from continuing operations	$(183)	$(983)	$(520)	$(1,634)
Net Loss	$(183)	$(1,008)	$(520)	$(2,793)
EPS (Loss) from continuing operations — basic	$(0.04)	$(0.20)	$(0.10)	$(0.33)
EPS (Loss) from discontinued operations — basic	$—	$(0.00)	$—	$(0.23)
Net Loss earnings per share — basic	$(0.04)	$(0.20)	$(0.10)	$(0.56)
Commenting on the Company’s results, TeamStaff’s President and Chief Executive Officer Zachary Parker stated, “The second quarter results reflect that our substantial transformation is not only well underway, but also is highly effective. During the quarter we managed to improve our top line by 6% and keep tight expense controls in place. While many government contract awards were delayed, and others were operating with reduced funding, TeamStaff weathered this period with no significant erosion to its work level or revenue stream during the quarter and was able to reduce its loss from operations by 89% after achieving an improved gross margin and significantly reducing selling general and administrative expenses.”
Mr. Parker continued, “During the past 18 months, we have taken numerous steps in an effort to enhance the value of TeamStaff and have fully focused our efforts on the government services market, where we believe we have a proven track record of performance.”
Mr. Parker concluded, “While the transition we’ve implemented at TeamStaff is far from over, I believe the Company is a much stronger and more viable entity compared to where it was one year ago. We’ve not only built an excellent platform for future growth opportunities, but also kept tight expense controls, secured additional capital, and successfully leveraged our core competencies and impeccable track record with our current customers. I believe our future is bright and I’m looking forward to building shareholder value.”

Three Month Results
Revenues for the three months ended March 31, 2011 and 2010 were $10.4 million and $9.8 million, respectively, which represent an increase of $0.6 million or 6% over the prior fiscal year period. The increase in revenues is due primarily to the impact of increased overtime as well as net increases in headcount at certain Government facilities related to Federal government “out sourcing” certain positions.
Gross profit for the three months ended March 31, 2011 and 2010 was $1.5 million and $1.0 million, respectively which represent an increase of $0.5 million or 50% over the prior fiscal year period. Gross profit, as a percentage of revenue, was 14.4% and 9.9%, for the three months ended March 31, 2011 and 2010, respectively. The key drivers for the period over period increase in gross profit (as a percentage of revenue) are greater overtime at certain government facilities which earn a higher gross profit margin and a reduction in direct expenses.
Selling, general and administrative (“SG&A”) expenses for the three months ended March 31, 2011 and 2010 were $1.6 million and $1.8 million, respectively, which represent a decrease of $0.2 million, or 11.1%. The decrease is primarily due to cost reduction initiatives, which have included: headcount reductions; a temporary furlough program; and negotiating significant cost reductions with vendors.
Loss from operations for the three months ended March 31, 2011 was $0.1 million as compared to loss from operations for the three months ended March 31, 2010 of $0.9 million. This represents an improvement of $0.8 million or 89% in results from operations from the prior fiscal year period. The improvement is due to the above mentioned increase in gross profits and reduction in SG&A expenses for the three months ended March 31, 2011. Net loss for the three months ended March 31, 2011 was $0.2 million, or $0.04 per basic and diluted share, as compared to net loss of $1.0 million, or $0.20 per basic and diluted share, for the three months ended March 31, 2010.
As of March 31, 2011, the Company had $1.3 million in cash and $323,000 in availability under its credit facility. During the quarter, the Company and its Lender further increased the maximum availability under the Loan Agreement by an additional $500,000 to $3.0 million; subject to eligible receivables. The Company believes that it has adequate liquidity resources to fund operations over the next twelve months in view of the additional funding committed by the Company’s Lender, the capital that was provided through the equity investments provided by members of our board and management team at the quarter’s end and other assurances for future financings provided to the Company in February 2011.
Six Month Results
Revenues for the six months ended March 31, 2011 and 2010 were $21.0 million and $20.6 million, respectively, which represent an increase of $0.4 million or 1.9% over the prior fiscal year period. The increase in revenues is due primarily to the impact of increased overtime as well as net increases in headcount at certain Government facilities related to Federal government “out sourcing” certain positions.
Gross profit for the six months ended March 31, 2011 and 2010 was $2.8 million and $2.3 million, respectively which represent an increase of $0.5 million or 22% over the prior fiscal year period. Gross profit, as a percentage of revenue, was 13.4% and 11.3%, for the six months ended March 31, 2011 and 2010, respectively. The key drivers for the period over period increase in gross profit (as a percentage of revenue) are greater overtime at certain government facilities which earn a higher gross profit margin and a reduction in direct expenses.
SG&A expenses for the six months ended March 31, 2011 and 2010 were $3.1 million and $3.5 million, respectively, which represent a decrease of $0.4 million, or 11.4%. The decrease reflects cost reduction initiatives, which have included: headcount reductions; a temporary furlough program; and negotiating significant cost reductions with vendors.
Loss from operations for the six months ended March 31, 2011 was $0.4 million as compared to loss from operations for the six months ended March 31, 2010 of $1.5 million. This represents an improvement of $1.1 million or 73% in results from operations from the prior fiscal year period. The improvement is due to the above mentioned increase in gross profits, reduction in SG&A expenses and no occurrence of officer severance in the six months ended March 31, 2011. Net loss for the six months ended March 31, 2011 was $0.5 million, or $0.10 per basic and diluted share, as compared to net loss of $2.8 million, or $0.56 per basic and diluted share, for the six months ended March 31, 2010. This represents a reduction in net loss of $2.3 million or 82% primarily due to improved gross profit of $0.5 million and reductions of $0.4 million in SG&A expenses, as well as both officer severance in the amount of $0.3 million and loss from discontinued operations of $1.2 million recorded in the six months ended March 31, 2010 and not in the six months ended March 31, 2011.

Conference Call and Webcast Details
TeamStaff’s management team will host a conference call for the investment community on Tuesday, May 17, 2011 at 11:30 AM ET. Interested parties may participate in the call by dialing (866) 543-6407; international callers dial (617) 213-8898 (passcode: 94282970) about 5 — 10 minutes prior to 11:30 AM EDT. The conference call will also be available on replay starting at 2:00 PM ET on May 17, 2011 and ending on May 31, 2011. For the replay, please dial (888) 286-8010 (passcode: 66650466). The access number for the replay for international callers is (617) 801-6888 (passcode: 66650466). There will be a conference call webcast at: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=115788&eventID=4039350.
About TeamStaff, Inc.
TeamStaff serves clients throughout the United States as a full-service provider of logistics and healthcare services support. TeamStaff specializes in providing high quality healthcare, logistics, and technical services to the Federal government, primarily within the Departments of Defense and Veterans Affairs. For more information, visit the TeamStaff corporate web site at www.teamstaff.com or the TeamStaff Government Solutions web site at www.teamstaffgs.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this report, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and statements in this press release regarding TeamStaff, Inc.’s business which are not historical facts, are “forward-looking statements” that involve risks and uncertainties which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things our ability to obtain any needed financing; our ability to attract and retain sales and operational personnel; our ability to secure contract awards, including the ability to secure renewals of contracts under which we currently provide services; our ability to enter into contracts with United States Government facilities and agencies on terms attractive to us and to secure orders related to those contracts; changes in the timing of orders for and our placement of professionals and administrative staff; the overall level of demand for the services we provide; the variation in pricing of the contracts under which we place professionals; our ability to manage growth effectively; the performance of our management information and communication systems; the effect of existing or future government legislation and regulation; changes in government and customer priorities and requirements (including changes to respond to the priorities of Congress and the Administration, budgetary constraints, and cost-cutting initiatives); economic, business and political conditions domestically; the impact of medical malpractice and other claims asserted against us; the disruption or adverse impact to our business as a result of a terrorist attack; the loss of key officers, and management personnel; the competitive environment for our services; the effect of recognition by us of an impairment to goodwill and intangible assets; other tax and regulatory issues and developments; the effect of adjustments by us to accruals for self-insured retentions; and the effect of other events and important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s periodic reports filed with the SEC. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the Company will be achieved. The forward-looking statements contained in this report are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating any forward-looking statements.

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS)

	(unaudited)
	March 31,	September 30,
	2011	2010
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,259	$1,187
Accounts receivable, net of allowance for doubtful accounts of $0 as of March 31, 2011 and September 30, 2011	11,955	11,324
Prepaid workers’ compensation	547	512
Other current assets	246	344

Total current assets	14,007	13,367

EQUIPMENT AND IMPROVEMENTS:
Furniture and equipment	177	2,259
Computer equipment	102	215
Computer software	612	960
Leasehold improvements	23	12

	914	3,446

Less accumulated depreciation and amortization	(643)	(3,112)

Equipment and improvements, net	271	334

TRADENAMES	2,583	2,583

GOODWILL	8,595	8,595

OTHER ASSETS	373	360

TOTAL ASSETS	$25,829	$25,239

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS EXCEPT PAR VALUE OF SHARES)

	(unaudited)
	March 31,	September 30,
	2011	2010
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Loan payable	$1,474	$362
Notes payable	1,500	1,500
Current portion of capital lease obligations	13	18
Accrued payroll	10,569	10,910
Accounts payable	1,627	1,887
Accrued expenses and other current liabilities	2,300	1,872
Liabilities from discontinued operation	238	289

Total current liabilities	17,721	16,838

CAPITAL LEASE OBLIGATIONS, net of current portion	4	8
OTHER LONG TERM LIABILITY	2	5

Total Liabilities	17,727	16,851

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $.10 par value; authorized 5,000 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized 40,000 shares; issued 5,642 at March 31,2011 and 5,105 at September 30, 2010, outstanding 5,640 at March 31, 2011 and 5,103 at September 30, 2010	6	5
Additional paid-in capital	69,736	69,503
Accumulated deficit	(61,616)	(61,096)
Treasury stock, 2 shares at cost at March 31, 2011 and September 30, 2010	(24)	(24)

Total shareholders’ equity	8,102	8,388

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$25,829	$25,239

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	(Unaudited)
	For the Three Months Ended
	March 31,	March 31,
	2011	2010
REVENUES	$10,444	$9,795
DIRECT EXPENSES	8,936	8,826

GROSS PROFIT	1,508	969
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,561	1,832
DEPRECIATION AND AMORTIZATION	28	27

Loss from operations	(81)	(890)

OTHER INCOME (EXPENSE)
Interest income	6	2
Interest expense	(62)	(30)
Other expense	(7)	—
Other income, net	1	1
Legal expense related to pre-acquisition activity of acquired company	(40)	(56)

	(102)	(83)

Loss from continuing operations before income taxes	(183)	(973)
INCOME TAX EXPENSE	—	(10)

Loss from continuing operations	(183)	(983)

LOSS FROM DISCONTINUED OPERATION
Loss from operations	—	(25)

Loss from discontinued operation	—	(25)

NET LOSS	$(183)	$(1,008)

LOSS PER SHARE — BASIC AND DILUTED
Loss from continuing operations	$(0.04)	$(0.20)
Loss from discontinued operation	—	(0.00)

Net loss per share	$(0.04)	$(0.20)

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	(Unaudited)
	For the Six Months Ended
	March 31,	March 31,
	2011	2010

REVENUES	$21,019	$20,588
DIRECT EXPENSES	18,193	18,257

GROSS PROFIT	2,826	2,331
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,123	3,489
OFFICER SEVERANCE	—	310
DEPRECIATION AND AMORTIZATION	59	53

Loss from operations	(356)	(1,521)

OTHER INCOME (EXPENSE)
Interest income	7	5
Interest expense	(107)	(53)
Other expense	(7)	—
Other income, net	2	2
Legal expense related to pre-acquisition activity of acquired company	(59)	(57)

	(164)	(103)

Loss from continuing operations before income taxes	(520)	(1,624)
INCOME TAX EXPENSE	—	(10)

Loss from continuing operations	(520)	(1,634)

LOSS FROM DISCONTINUED OPERATION
Loss from operations	—	(810)
Loss from disposal	—	(349)

Loss from discontinued operation	—	(1,159)

NET LOSS	$(520)	$(2,793)

LOSS PER SHARE — BASIC AND DILUTED
Loss from continuing operations	$(0.10)	$(0.33)
Loss from discontinued operation	—	(0.23)

Net loss per share	$(0.10)	$(0.56)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES OUTSTANDING	5,144	4,985